UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) August 22, 2006

TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)
1550 Ostler Court, Vancouver, British Columbia, Canada V7G-2P1 Telephone No.: (604) 924-8000 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 14, 2006, Tactical Air Defense Services, Inc., a Nevada corporation (“TADS”) filed a Current Report on 8-K (the “July 14 8-K”) announcing that it and three of its recently formed wholly owned Nevada subsidiaries (the “TADS Subsidiaries” and, collectively with TADS, the “Company”) entered into a definitive Asset Purchase Agreement (as amended from time to time, the “AeroGroup Agreement”) with AeroGroup Incorporated, a Utah corporation and its three wholly owned Delaware subsidiaries (the “AeroGroup Subsidiaries” and, collectively with AeroGroup Incorporated, “AeroGroup”), pursuant to which the Company will acquire substantially all of the assets of AeroGroup (the “AeroGroup Assets”) and in exchange therefore, will issue stock and assumed certain indebtedness, warrants and other obligations of AeroGroup (the “AeroGroup Acquisition”).

The closing of the AeroGroup Acquisition is contemplated to take place in early September of 2006 and is conditioned upon, among other things, various government permits being secured by the Company and completion of consolidated audited financial statements by the Company’s auditors relating to the transaction.

In addition to being dependent upon completion of satisfactory auditors report with respect to consolidated financial statements of the Company and AeroGroup, the closing of the AeroGroup Acquisition is dependent on the Company securing government licenses and permits with the ATF, the CCR and ITAR that will enable it to own and operate fully functioning military aircraft, to perform and become assignees of AeroGroup under certain military training contracts and to enter into similar government contracts in the future utilizing such assets for training of military personnel (collectively, the “Government Licenses”). In order to secure these Government licenses, the Company must appoint the current director and executive officer of AeroGroup as well as retain other qualified persons to the Board of Directors or as officers of the Company, as discussed herein. The AeroGroup Assets to be acquired are detailed in the July 14 8-K the provisions of which are incorporated by reference herein and include, without limitation, several modern MiG 29 combat fighter aircraft, various patents, AeroGroup rights under four U.S. government contracts and the rights to certain training curriculum.

The provisions of the AeroGroup Agreement provide that in the event that the above referenced conditions are not satisfied within seventy-five (75) days after the date of the Agreement (i.e., September 25, 2006) unless extended by the parties, said appointees will resign and will re-elect Mr. Sinclair as sole director and officer, and the transaction may be terminated by the parties without recourse.

Appointment of Interim Management - Modification to Agreement

In order to secure the Government Licenses required to be obtained as a condition to closing, Derick Sinclair, the Company’s existing sole board member, has, effective as of August 22, 2006, resigned and appointed Mark T. Daniels, the current President and Chief Executive Officer of AeroGroup, as the sole director of TADS and as its Secretary and Treasurer.

Additionally, effective as of the date hereof, Charles Searock (USAF Ret. Lt. General) has been appointed as President and John Riley Farley has been appointed as Vice President and Chief Financial Officer of TADS (Messers. Daniels, Searock and Farley being sometimes referred to herein as the “Interim Management”). It was originally agreed and disclosed that Mr. Peer would act as Vice President, however, due to personal commitments, Mr. Peer has indicated that he will be unable to serve as President. Accordingly, the AeroGroup Agreement has been amended to reflect the replacement of Mr. Peer by Mr. Farley.

The statements made in this Current Report on 8-K referencing the AeroGroup Acquisition are qualified in their entirety by reference to the text of the AeroGroup Agreement, as amended on August 22, 2006 and are expressly made subject to the more complete information set forth therein, except to the extent modified herein. A more detailed description of the AeroGroup Agreement can be found in the July 14 8-K filed by TADS, the provisions of which are incorporated by reference herein and updated as set forth herein. The full text of the Amendment to the AeroGroup Agreement dated August 22, 2006 is furnished as an exhibit herewith.

Item 5.01. Changes in Control of Management

In accordance with the AeroGroup Agreement, as amended, Mr. Derick Sinclair, our current sole director and executive officer, has appointed the Interim Management named above as of August 22, 2006. These appointments are made on an interim basis solely to facilitate the AeroGroup Acquisition. Additional information relating to the Interim Management is set forth below.

None of the persons comprising the Interim Management own any securities of the Company or have any options or other rights to acquire any securities of the Company. However, no shares have been issued yet in connection with the AeroGroup Acquisition. Additionally, at the closing, TADS will pay AeroGroup 14,989,800 restricted shares of TADS common stock (“Common Stock”) in exchange for the AeroGroup Assets, resulting in the ownership by AeroGroup of approximately 80% of our voting stock after the transaction. Additionally, the Company will be assuming approximately $8.5 million of convertible indebtedness (inclusive of interest) which will be convertible into approximately 36,506,113 shares of Common Stock as of the date hereof and warrants to acquire 21,566,805 shares of Common Stock. The assumed indebtedness includes the assumption of AeroGroup’s obligations under a $1.1 million 12% Secured Convertible Promissory Note (the “Secured Daniels Note”) issued to Mr. Daniels which is secured by senior lien on all of the AeroGroup Assets being acquired and a $366,602 principal amount unsecured 12% promissory note to Mr. Daniels (the “Unsecured Daniels Note”), which will become convertible into Common Stock at $.15 per share and warrants to acquire 2,444,013 shares of Common Stock at $.15 per share. Mr. Daniels is an executive officer, director and controlling stockholder of AeroGroup which will result in indirect beneficial ownership by Mr. Daniels of shares issued to AeroGroup in connection with the AeroGroup Acquisition. (See “Certain Relationships and Related Party Transactions,” below). The issuance of shares in the AeroGroup Acquisition will therefore result in direct and indirect beneficial ownership by Mr. Daniels of 81.4% of our Common Stock.

If the AeroGroup Acquisition is not consummated before September 25, 2005, unless extended by the parties, the Interim Management will resign and Mr. Sinclair, as current sold director and executive officer, will be reappointed as director, president and secretary. (See “Entry Into a Material Definitive Agreement” above).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Interim Director and Officers

As of August 22, 2006, Derick Sinclair, the Company’s existing sole board member has resigned and appointed Messrs. Daniels, Farley and Searock as the Interim Management to the positions set forth below. Upon closing of the AeroGroup Acquisition, the below appointees will continue to serve in such positions until their resignation or their replacement. In the event that above referenced conditions to the closing of the AeroGroup Acquisition are not satisfied by September 25, 2006 (i.e., seventy-five (75) days after the date of the Agreement), unless extended by the parties, said appointees will resign and re-elect Mr. Sinclair as Director, and the transaction may be terminated by the parties without recourse, and without issuance of any shares.

Mark Daniels. Mr. Daniels has been appointed as the sole director of the Company and as the Secretary and Treasurer of the Company as of August 22, 2006. Currently, and since 2002, Mr. Daniels has been the sole board member, President and the Chief Executive officer of AeroGroup. Prior to such time, and since 1998, Mr. Daniels was Vice President and a Manager of Global Aviation Associates, Inc., a Florida based aircraft leasing company that leased military and non military aircraft to government and commercial contractors. Between 1988 and 1998, Mr. Daniels was President and Founder of National Search Services, Inc, an investigative services company. Between 1989 and 2001, Mr. Daniels was elected as a director of the National Aviation Museum, a Not-For-Profit corporation located in Oklahoma, where Mr. Daniel’s primary responsibility was the acquisition and importation of military fighter aircraft. Mr. Daniels is primarily responsible for the development of AeroGroup’s business as an aviation government contractor to outsource fighter aircraft for training and other purposes to the U.S. Government and other countries. Mr. Daniels is also an inventor, having numerous patents on file that are directly related to utility and methods of military type aircraft. Certain of these patents are owned by AeroGroup and are being acquired as part of the AeroGroup Acquisition.

Lt. General (Ret.) Charles Searock. Mr. Searock has been appointed as the President of the Company effective August 22, 2006. From December 1996 through his retirement in August 2001, Mr. Searock was Chief Executive Officer of Dynasil Corp. Mr. Searock entered the Air National Guard in 1954 and entered the US Air Force in 1956 and served as Commander of the 380th and 393rd Bombardment Squadron and in numerous other distinguished capacities and officer positions until his military retirement in 1993, where he attained the rank of Lt. General. Mr. Searock holds a number airmen ratings and aircraft type ratings for both civilian and military aircraft with over 7,000 flying hours. Mr. Searock earned his Bachelor of Science degree in 1954 from the University of Nebraska at Omaha.

John Riley Farley. Mr. Farley has been appointed as Vice President, effective as of August 22, 2006. Prior to such time, and since 1998, Mr. Farley has been a manager of Area Wide Realtors Inc., a commercial and residential real estate development and finance firm. Between 1980 and 1997 Mr. Farley served in various executive capacities of First National Bank of Whitewright (Sherman, Whitewright and Dennison branches), where he was eventually appointed as President and Chief Executive Officer. Prior to such time Mr. Farley founded and operated his own livestock feed corporation in Texas. Mr. Farley Served in the Air Force Reserve at Carswell Air force Base -336th Squadron, between 1970 and 1976 when he was Honorably Discharged.

The directors of the Company do not receive any compensation for their services as members of the Board of Directors, but are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors’ meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

To the best of the Company’s knowledge, there are no proceedings to which any of the foregoing individuals, or any associate of any such person, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no family relationships among our directors or officers.

Certain Relationships and Related Transactions

Prior to the appointment of the above persons as Interim Management, such persons were not directors of, nor did any of them hold any position with the Company. The Interim Management have consented to hold the above referenced positions with the Company to secure the Government Licenses, and to the best of their knowledge, such persons (i) do not have a family relationship with any of the directors, executive officers or control persons of the Company; (ii) do not beneficially own any equity securities, or rights to acquire any equity securities of the Company other than as disclosed in this Current Report on 8-K; (iii) have not been involved in any transactions with the Company other than the AeroGroup Acquisition, as described above, nor have any of them had any business relationships with the Company or any of its directors, executive officers or affiliates; and (iv) have not been the subject of any civil regulatory proceeding or any criminal proceeding.

Notes and Warrants Issued to Mark T. Daniels

As part of the AeroGroup Acquisition, the Company will be assuming AeroGroup’s obligations under the $1.1 million principal amount of 12% Secured Daniels Note issued to Daniels, a principal and controlling shareholder of AeroGroup, which is secured by senior lien on all of the AeroGroup Assets being acquired. The Secured Daniels Note will be assumed by TADS and will be immediately convertible into Common Stock of TADS at a conversion price of $.50 per share, or 2,200,000 shares of Common Stock (plus additional shares that may be issuable upon conversion of interest) in the case of the AeroGroup transaction. The issuance of the shares in accordance with the AeroGroup Acquisition will, thereby, result in Mr. Daniels indirectly owning a majority of our outstanding shares.

Additionally, Mr. Daniels was issued a 12% Unsecured Daniels Note in the amount of $366,602 reflecting amounts loaned to AeroGroup by Daniels to fund AeroGroup’s operations and warrants to purchase shares of AeroGroup. The obligation of this Unsecured Daniels Note and warrant will be assumed by TADS at the closing of the AeroGroup Acquisition. An aggregate of up to 4,888,026 shares of Common Stock may be issued upon conversion of the Unsecured Daniels Note and exercise of the warrant at a conversion price of $.15 per share, plus additional shares that may be issued upon conversion of accrued interest. Neither the Unsecured Daniels Note nor the warrant are convertible or exercisable within 60 days of the date of this filing.

Acquisition of Aircraft and Simulator Assets from Entities owned y Mr. Daniels.

In June of 2006, AeroGroup acquired substantially all of the assets of three limited liability companies owned by Mr. Daniels, Onesource Financial Holdings, LLC, Genesis Capital Services, LLC, and Resource Financial Holdings, LLC. These assets (the “Daniels Assets”) included two MiG 29 fighter jets and four full motion aircraft flight simulators. The Daniels Assets were acquired by AeroGroup in exchange for the assumption by the AeroGroup subsidiaries of certain of indebtedness incurred by Daniels in connection with his acquisition of these assets and certain other consideration. These assets were appraised by a certified aircraft appraiser and AeroGroup believes that the acquisition of these assets from Daniels was at terms that were no less favorable to it then if the Company had attempted to acquire these assets in the open market.

The above Daniels Assets are part of the AeroGroup Assets being acquired by the Company in the AeroGroup Acquisition.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are filed herewith.

(c) Shell company transactions.

The registrant does not believe financial statements and pro forma financial information is required by Rule 3-05(a) of Regulation S-X. Said financial statements and financial information will be filed upon closing of the AeroGroup Acquisition.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: August 22, 2006	By: /s/ Derick Sinclair
Name: Derick Sinclair
Title: President, C.E.O.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Amendment dated August 22, 2006, to Asset Purchase Agreement by an among Tactical Air Defense Services, Inc., Resource Aviation Financial Holdings, Inc., Genesis Aviation Acquisition, Inc. and OneSource Aviation Acquisition, Inc., as purchasers, and AeroGroup Incorporated, Resource Financial Holding Acquisition, Inc. and OneSource Acquisition, Inc., as sellers, dated as of July 14, 2006.